ARTICLES OF MERGER
of

THE LATIN AMERICAN EQUITY FUND, INC.

and

THE LATIN AMERICA INVESTMENT FUND, INC.


		The Latin American Equity Fund, Inc., a Maryland corporation (herein sometimes called "Merging Company") and The Latin America Investment Fund, Inc., a Maryland corporation (herein sometimes called "Successor"), hereby certify to the Maryland State Department of Assessments and Taxation that:

		FIRST: Merging Company and Successor have agreed that Merging Company shall be merged into Successor.

		SECOND:  The Latin America Investment Fund, Inc.
		shall survive the merger described in these Articles (the "Merger") under the laws of the State of Maryland as Successor, but under the name "The Latin American Equity Fund, Inc." pursuant to Article FOURTH.

		THIRD: The names of the corporations party to the Merger are The Latin America Investment Fund, Inc. and The Latin American Equity Fund, Inc., both corporations organized and existing under the laws of the State of Maryland.

		FOURTH:  The Articles of Incorporation of the
		Successor are hereby amended by striking out Article II and inserting in lieu thereof the following:

		"ARTICLE II

		      NAME

The name of the corporation is
THE LATIN AMERICA EQUITY FUND, INC."


The Charter and Bylaws of The Latin America Investment Fund, Inc., in effect immediately prior to the Effective Time (as defined below), shall otherwise continue in full force and effect as the Charter and Bylaws of Successor following the Effective Time.

		FIFTH: The principal office of Merging Company in Maryland is located in Baltimore City, Maryland.
		The principal office of The Latin America Investment Fund, Inc. in Maryland is located in Baltimore City, Maryland. The Merging Company owns no interest in land in the State of Maryland.

SIXTH: The total number of shares of capital stock of all classes that The Latin America Investment Fund, Inc. has authority to issue is 100,000,000 shares of Common Stock, par value $.001 per share.
The aggregate par value of all shares of capital stock of The Latin America Investment Fund, Inc. having par value is $100,000. The total number of shares of capital stock of all classes that Merging Company has authority to issue is 100,000,000 shares of Common Stock, par value $.001 per share. The aggregate par value of all shares of capital stock of Merging Company having par value is $100,000.
These Articles of Merger make no change in the capitalization of The Latin America Investment Fund, Inc. as Successor.

		SEVENTH: The manner and basis of converting the issued and outstanding shares of capital stock of Merging Company into issued and outstanding shares of capital stock of The Latin America Investment Fund, Inc. as Successor shall be as follows:

		At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of Successor or any shares of capital stock of Merging Company:

		(a) Each issued and outstanding share of Common Stock of The Latin America Investment Fund, Inc. shall remain issued and outstanding as one share of Common Stock of Successor, without any action on the part of the holder thereof.

		(b) Each issued and outstanding share of Common Stock of Merging Company shall automatically become and be converted into an equivalent dollar amount (to the nearest one ten thousandth of one cent) of full outstanding shares of Common Stock of the Successor based on the net asset value per share of each of the Merging Company and The Latin America Investment Fund, Inc. at 4:00 p.m. Eastern Time on the business day immediately prior to the day on which the Effective Time falls.

(c) No fractional shares of Common Stock of the Successor will be issued, but, in lieu thereof, the Successor will purchase for cash, at the current net asset value of the shares, all fractional shares of the Common Stock of Successor that would otherwise be issued, and each former stockholder of the Merging Company will receive such stockholder's pro rata share of the proceeds of such purchase, without interest, upon surrender of such stockholders certificates representing shares of Common Stock of Merging Company prior to the Merger.

(d) With respect to any Merging Company stockholder holding certificates representing shares of Common Stock of Merging Company as of the Effective Time, the Successor will not permit such stockholder to receive new certificates evidencing ownership of the Successor's Common Stock until such stockholder has surrendered his or her outstanding certificates previously evidencing ownership of Common Stock of Merging Company, or, in the event of lost certificates, posted adequate bond. Dividends payable to stockholders of record of shares of Common Stock of the Successor as of any date after the Effective Time and prior to the exchange of certificates by any former stockholder of the Merging Company shall be paid to such stockholder, without interest; however, such dividends shall not be paid unless and until such stockholder surrenders his or her stock certificates of the Merging Company for exchange.

		EIGHTH: At the Effective Time, the separate existence of Merging Company shall cease, and Successor shall own and possess all of the property, rights, privileges and franchises of whatever nature and description of Merging Company without further act or deed. Notwithstanding the foregoing, confirmatory deeds, bills of sale, assignments, or other like instruments, when deemed desirable to evidence such transfer, vesting or devolution of any property, rights, privileges or franchises, may, at any time or from time to time, be made and delivered in the name of Merging Company by the last acting officers thereof, or by the appropriate officers of Successor.

		At the Effective Time, Successor shall be liable for all the debts and obligations of Merging Company, and any existing claim, action or proceeding pending by or against it may be prosecuted to judgment or decree as if the Merger had not taken place. The rights of creditors of Merging Company and The Latin America Investment Fund, Inc. shall not be impaired by the Merger.

		NINTH:  (a)     The Board of Directors of Merging
		Company, at a meeting duly called and held on July 24, 2000, adopted resolutions declaring that the Merger was advisable and directing that the Merger be submitted for action thereon by the stockholders of Merging Company. The Merger was approved by the stockholders of Merging Company at a meeting duly called for such purpose and held on October 10, 2000 by at least a majority of the votes entitled to be cast on the matter. By such actions, the terms and conditions of the Merger were duly advised by the Board of Directors and authorized and approved by the stockholders of Merging Company in the manner and by the vote required by the laws of Maryland and the Charter of Merging Company.

			(b)     The Board of Directors of The Latin
			America Investment Fund, Inc., at a meeting duly called and held on July 24, 2000, adopted resolutions declaring that the Merger was advisable and directing that the Merger be submitted for action thereon by the stockholders of The Latin America Investment Fund, Inc.. The Merger was approved by the stockholders of The Latin America Investment Fund, Inc. at a meeting duly called for such purpose and held on October 10, 2000 by at least a majority of the votes entitled to be cast on the matter. By such actions, the terms and conditions of the Merger were duly advised by the Board of Directors and authorized and approved by the stockholders of The Latin America Investment Fund, Inc.
			in the manner and by the vote required by the laws of Maryland and the Charter of The Latin America Investment Fund, Inc.

		TENTH: The Merger shall become effective in accordance with the laws of the State of Maryland on November 10, 2000 at 9:00 a.m. (the "Effective
		Time").

		IN WITNESS WHEREOF, The Latin America Investment Fund, Inc. and The Latin American Equity Fund, Inc. each caused these Articles to be signed in its respective corporate name and on its behalf by its President and witnessed by its Secretary as of the ____ day of ____________, 2000, and each
		officer signing this document below on behalf of The Latin America Investment Fund, Inc. and The Latin American Equity Fund, Inc., respectively, acknowledges it to be the corporate act of The
		Latin America Investment Fund, Inc. and The Latin American Equity Fund, Inc., respectively, and states that, to the best of his or her knowledge, information and belief, all matters and facts set forth herein with respect to the authorization and approval of the Merger by The Latin America Investment Fund, Inc. and The Latin American Equity Fund, Inc., respectively, provided for in the foregoing Articles are true in all material respects and that this verification is made under the penalties of perjury.


WITNESS:                                        THE LATIN AMERICA
INVESTMENT
						FUND, INC.


						By:                             (SEAL)
Michael A. Pignataro                                  Richard W. Watt

Secretary                                             President




WITNESS:                                        THE LATIN AMERICA EQUITY

						FUND, INC.



						By:                             (SEAL)
Michael A. Pignataro                                  Richard W. Watt

Secretary                                             President











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